EXHIBIT 99

FOR IMMEDIATE RELEASE

TRIAD PETROLEUM COMPLETES ACQUISITION OF REGENESIS;
REGENESIS CHANGES NAME TO FUELNATION(tm)

Boca Raton, FL - October 13, 2000 - Regenesis Holdings, Inc. (OTC BB:RGNS.OB) today announced that it closed the transaction whereby TriadPetroleum, LLC, a privately held provider of e-commerce and managementservices to the petroleum industry, and owner of the trademark FuelNation, has acquired controlling interest of Regenesis through a stock purchase agreement. As a result Triad Petroleum, LLC has been issued 96% of Regenesis voting equity through the issuance of a combination of common and preferred stock. In connection with the closing Regenesis has changed its name to FuelNation Inc. and appointed Chris R. Salmonson and Robert L. Simmons, affiliates of Triad, to the board of directors. In addition Mr. Salmonson has been appointed to the positions of Chairman, President and CEO of FuelNation. The existing board members will remain on the board of directors.

FuelNation is opening an office in Manama, Bahrain before the end of October and intends to solicit the consent of its shareholders for the election to the board of directors Bahrain's former ambassador to Saudi Arabia Shaikh Isa Mohammed Isa Al Khalifa. The Company expects to file for listing on NASDAQ.

FuelNation will maintain its base operations in Boca Raton, Florida and Lexington, Kentucky. In connection with the license rights, Triad Petroleum, LLC is assigning certain contracts and rights to FuelNation for the acquisitions in, and the licensing of FuelNation technology to, the fuel industry.

Chris R. Salmonson, President and CEO of FuelNation, stated, "We are extremely pleased to acquire control of Regenesis. We believe this is an excellent opportunity for Regenesis shareholders, as FuelNation is providing a unique service to a vast market. We look forward to making additional announcements as we progress."

FuelNation has certain proprietary technology, which completely integrates all aspects of the business operations for both wholesale distribution and retail sale of fuel. The technology involves the integration of a complete system for distribution and sale of fuel at the gas pump through a computerized signal whereby the pricing, monitoring of sales, inventory status and reordering of fuel is done automatically through the direct control of a remote apparatus such as a palm pilot. The company has also established a very sophisticated web site that will enable various parties in the fuel industry to access this technology. Please access the web site for your own perusal, at www.fuelnation.com http://www.fuelnation.com/.

The statements in this press release that are not historical facts constitute "forward-looking statements" that involve risks, uncertainties and other facts which may cause

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actual results to be materially different from those set forth in the forward-looking statements. Such factors include but are not limited to, the following general economic and business conditions; competition; the ability to implement and the effectiveness of business strategy and development plans; quality of management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs; and availability and cost of raw materials and supplies. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, FuelNation Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2000                    FuelNation Inc.


                                          By:  /s/ Christopher R. Salmonson
                                              ------------------------------
                                          Name:  Christopher R. Salmonson
                                          Title: Chief Executive Officer and
                                                 Chairman of the Board
                                                 of Directors